THIS AGREEMENT MADE AS OF THE 15th DAY OF OCTOBER, 2003.

BETWEEN:

          MIND YOUR OWN SKIN PRODUCTS INC. a Company incorporated pursuant to the laws of the Province of British Columbia being a wholly owned subsidiary of AVVAA WORLD HEALTH CARE
          PRODUCTS INC. a Company incorporated
          pursuant to the laws of the State of Nevada and each having an office address located at 3018 Schaeffer Road, Falkland, in the
          Province of British Columbia, Canada V0E 1W0

          (hereinafter the "Purchaser")
                                                               OF THE FIRST PART

AND:
          594360 B.C. LTD.
          carrying on business under the firm name and style of "Mystic Mountain Body and Spa
          Products" a Company incorporated pursuant to the laws of the Province of British Columbia and having its registered office located at 9015 Russet Drive, Coldstream, in the
          Province of British Columbia, V1B 2B7

          (hereinafter the "Vendor")

                                                              OF THE SECOND PART

AND:      RONALD JAMES REYNOLDS, Businessman, of
          9015 Russet Drive, Coldstream, British Columbia, V1B 2B7.

          (hereinafter called the "Vendor's Covenantor")

                                                               OF THE THIRD PART

                            ASSET PURCHASE AGREEMENT
                            ------------------------

A. WHEREAS the Vendor carries on a business of manufacturing, wholesale selling and retail selling of bath, skin and body products and aromatherapy products under the firm name and style of Mystic Mountain Body and Spa Products at office premises located at 1935 11th Avenue, in the City of Vernon, in the Province of British Columbia and through Internet and other sales and distributions channels and networks (hereinafter the "Vendor's Business");

B. AND WHEREAS the Vendor has agreed to sell, and the Purchaser has agreed to purchase, subject to certain exceptions hereinafter enumerated, all the property, assets and undertaking of the Vendor's Business, as a going concern, on the terms and subject to the conditions hereinafter provided;

C. AND WHEREAS the Vendor's Covenantor is the sole shareholder of the Vendor and has become party to this Agreement for the purpose of jointly and severally covenanting with the Vendor to indemnify the Purchaser in the manner hereinafter provided;

        NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.      PURCHASE AND SALE OF ASSETS
        ---------------------------

1.01    Description of Assets   Upon the terms and subject to the conditions
        ---------------------
hereof, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor the undertaking and all the property and assets of the Vendor's Business of every kind and description wheresoever situate (except as provided in Section 1.02), free and clear of all encumbrances, including, without limiting the foregoing:

        (a) The equipment, furnishings, supplies, floor coverings and wall coverings (the "Equipment and Furnishings") described in the Schedule of Equipment and Furnishings;

        (b) All inventories including product inventory, product label inventory, bottle and closure inventory and product ingredients (the "Inventories");

        (c) The benefit of, including all deposits after the time of Closing and income earned after the time of Closing from all bookings, contracts, agreements, engagements, arrangements and unfilled orders received by the Vendor and forward commitments to purchase made by the Vendor in connection with the Vendor's Business, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Vendor's Business, and in particular all right, title and interest of the Vendor in, to and under the material agreements and contracts (the "Material Contracts") described in the Schedule of Material Contracts;

        (d) The Vendor's customer/client list attached hereto as the Vendor's Client List;

        (e) All right and interest of the Vendor to all registered and unregistered trade marks, patents, product formulas, product procedures, all other formulas and procedures, trade or brand names, copyrights, designs, restrictive covenants and other industrial or intellectual property used in connection with the Vendor's Business, including but not so as to limit the generality of the foregoing the name "Mystic Mountain Body and Spa Products" the name "Mystic Mountain Boutique", the name "Mystic Mountain", the Mystic Mountain trade mark registered in the Canadian Intellectual Property Office under number TMA550631, the world wide web site, domain names, information, sales and marketing materials and intellectual property described at the world wide web site at http://mysticmountainonline.com and all other intellectual property (collectively the "Intangible Property");

        (f) The goodwill of the Vendor's Business and the right of the Purchaser to represent itself as carrying on the Vendor's Business in continuation of and in succession to the Vendor and the right to use the name "Mystic Mountain" or "Mystic Mountain Body and Spa Products" or any variation or variations thereof as part of or in connection with the Vendor's Business (the "Goodwill");

        (g) The telephone numbers and facsimile numbers (including the telephone number 1-866-558-4252) and e-mail address or addresses (including sales@mysticmountainonline.com) of the Vendor's Business;

        (h) The Supplies as are more particularly defined in paragraph 19 hereto;

        (i) The Books and Records as are more particularly defined in paragraph 19 hereto;

all collectively called the "Assets".

1.02    Exclusions   There shall be specifically excluded from the purchase and
        ----------
sale herein, and from the Assets hereinbefore described, the following:

        (a)      cash on hand or on deposit at the time of Closing;

        (b) the Vendor's Accounts Receivable, trade accounts, notes receivable, investments and income earned prior to the Closing Date and debts owing to the Vendor as at the Closing Date.

2.      PURCHASE PRICE AND ALLOCATION
        -----------------------------

        Subject to adjustment as provided in subsection 16.01 the purchase price (the "Asset Purchase Price") payable by the Purchaser to the Vendor for the Assets shall be an amount equal to the aggregate of the sum of TWENTY-SIX THOUSAND EIGHT HUNDRED and ONE ($26,801.00) DOLLARS and the Inventory Purchase Price and shall be allocated as follows:

        (a)      to the Equipment and Furnishings, the sum of $21,800.00;

        (b) to the Inventories the Inventory Purchase Price determined in accordance with Section 4 hereof;

        (c) to the Intangible Property, the Material Contracts, Goodwill and any other of the Assets purchased hereunder, the sum of $1.00 .

3.      PAYMENT OF THE PURCHASE PRICE
        -----------------------------

3.01 The Purchase Price shall be paid and satisfied, by certified cheque, bank draft or solicitor's trust cheque payable to or to the order of the Vendor and delivered on the Closing Date.

4.      INVENTORY PURCHASE PRICE
        ------------------------

4.01    The Inventory Purchase Price shall be determined as follows:

        (a) commencing at the close of business on the day preceding the Closing Date, representatives of the Vendor and representatives of the Purchaser will conduct a physical count and tally of the inventories and will record the same in writing in duplicate and such record will be signed by a representative of the Vendor and of the Purchaser;

        (b) the quantities shown in the record will be valued at the lower of the Vendor's book value as determined by the Vendor's records or the net realizable or market value and such value will be inserted in the record of item set forth therein;

        (c) the Purchaser shall not be required to purchase and/or pay for any inventory which the Purchaser, in the Purchaser's sole discretion, deems to be without realizable value or without value to the Purchaser and the Vendor may in its discretion retain any of such inventory for its own absolute use;

        (d) if the representative of the Vendor and the representative of the Purchaser do not agree on the value of any item in the record of inventory, the items not agreed upon shall be noted on the record and forthwith referred to the auditors or the accountants of the Vendor and of the Purchaser for determination;

        (e) if such auditors or accountants cannot agree on a determination of the dispute within ten (10) days next after reference to them, the items in dispute shall be referred to a single arbitrator under the Commercial Arbitration Act of British Columbia, whose decision shall be final and binding upon the parties;

        (f) if the decision of such auditors or accountants or arbitrator is not available prior to the Closing Date, the value of the Inventory for the purpose of computing the Inventory Purchase Price payable on the Closing Date shall be the aggregate of the value of the items agreed upon;

        (g) the value of the items referred to the auditors, accountants and/or arbitrator as determined by such auditors, accountants or arbitrator will be paid within ten (10) days after receipt of such determination;

        (h) the cost of the inventory count and valuation by the Vendor's representatives, accountants and auditors shall be borne by the Vendor; the costs of the inventory count and valuation by the Purchaser's representatives, accountants and auditors shall be borne by the Purchaser; the costs of any arbitration shall be borne equally by the Purchaser and the Vendor.


5.      THE VENDOR'S ACCOUNTS RECEIVABLE
        --------------------------------

5.01 The Vendor's accounts receivable as at the date of Closing (herein referred to as the "Vendor's Accounts Receivable") shall be determined at the date of Closing by the Vendor supplying to the Purchaser a detailed list of the accounts receivable owing to the Vendor at the date of Closing including, but not so as to limit the generality of the foregoing, the name of each such account receivable and the amount owing for each such account receivable including the terms of payment, if any.

5.02 The Vendor shall be responsible for the collection of all the Vendor's Accounts Receivable at its sole expense and on its own account and the Purchaser shall not in any way be obliged to take any steps to assist the Vendor or to collect on behalf of the Vendor the Vendor's Accounts Receivable. The Purchaser shall, however, remit and pay over to the Vendor any amounts that the Purchaser receives, in the normal course of the Purchaser's business, on account of the Vendor's Accounts Receivable to the Vendor within 31 days after receipt of such amount on account of the Vendor's Accounts Receivable. The Purchaser shall account to the Vendor for any such amounts received by the Purchaser on a monthly basis in such form acceptable to the Purchaser. Provided, however, the Purchaser shall not be obliged to provide any accounting to the Vendor in respect of same after the expiration of six months from the date of this Agreement.

5.03 The Vendor shall notify the Purchaser in writing when the Vendor has collected all of the Vendor's Accounts Receivable or such portion thereof that the Vendor deems collectable and upon receipt of such notice the Purchaser shall be discharged from any further obligation to account hereunder.

6.      REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND VENDOR'S COVENANTOR
        --------------------------------------------------------------------

        To induce the Purchaser to enter into and complete the transactions contemplated by this Agreement, the Vendor and Vendor's Covenantor hereby jointly and severally represent and warrant as representations and warranties that are true and correct as at the date hereof and that will be true and correct at the Closing Date as if such representations and warranties were made on the Closing Date, with the intent that the Purchaser shall rely thereon in entering into this Agreement, and in concluding the purchase and sale contemplated herein the following:

6.01    Status of Vendor   The Vendor is a company duly incorporated, validly
        ----------------
existing and in good standing under the laws of British Columbia, and has the full power, authority, right and capacity to own, lease and dispose of the Assets and to carry on the Vendor's Business as now being conducted by it, and to enter into this Agreement and carry out its terms to the full extent.

6.02    Authority to Sell   The execution and delivery of this Agreement and the
        -----------------
completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Vendor and executed by the Vendor and the Vendor's Covenantor and this Agreement constitutes a legal, valid and binding obligation of the Vendor and the Vendor's Covenantor enforceable against the Vendor and the Vendor's Covenantor in accordance with its term except as may be limited by laws of general application affecting the rights of creditors.

6.03    Sale Will Not Cause Default   Neither the execution and delivery of this
        ---------------------------
Agreement, or other agreements and instruments contemplated hereby, nor the completion of the purchase and sale contemplated herein will:

        (a) violate any of the terms and provisions of the constating documents or bylaws or articles of the Vendor, or any resolution of directors or shareholders of the Vendor, or any order, decree, statute, by-law, regulation, covenant, restriction applicable to the Vendor or any of the Assets;

        (b) give any person the right to terminate, cancel or remove any of the Assets, save to the extent that the consent of third parties is required to assign the Material Contracts, or

        (c)      result in any encumbrance on any of the Assets;

        (d) result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable other than British Columbia social services tax and goods and services tax payable by the Purchaser in connection with the purchase and sale.

6.04    Assets   The Vendor owns and possesses and has a good and marketable
        ------
title to the Assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, except as described in the Schedule of Material Contracts.

6.05    Books and Records   The books and records of the Vendor fairly and
        -----------------
correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Vendor and all material financial transactions of the Vendor relating to the Vendor's Business have been accurately recorded in such books and records.

6.06    Financial Statements   The audited financial statements (the "Financial
        --------------------
Statements") of the Vendor for the year ended September 30, 2003 copies of which are attached as Schedule of Financial Statements, have been prepared in accordance with generally accepted accounting principles of Canada applied on a basis consistent with those of previous fiscal years and present fairly and correctly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Vendor as of the date of the Financial Statements, and the sales and earnings of the operations of the Vendor during the periods covered by such Financial Statements.

6.07    Material Change  Since the date of the September 30, 2003 Financial
        ---------------
Statements there has not been:

        (a) any material change in the financial condition of the Vendor's Business, its liabilities or the Assets other than changes in the ordinary course of business, none of which has been materially adverse;

        (b) any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Assets or the Vendor's Business.

        (c) any material increase in the compensation payable or to become payable by the Vendor to any of its officers, employees or agents or any bonus, payment or arrangement made to or with any of them save and except increases agreed to in writing by the Purchaser.

        (d) no event has occurred which would adversely affect the Goodwill;

        (e) the Vendor has not, directly or indirectly, purchased agreed to purchase or leased or agreed to lease or acquired or agreed to acquire any asset, other than as required in the usual and ordinary course of the operation of the Vendor's Business;

        (f) the Vendor has not, directly or indirectly, sold, transferred, disposed of, mortgaged, pledged, charged or leased any asset, other than as required in the usual and ordinary course of the Vendor's Business;

        (g) the Vendor has not, directly or indirectly, engaged or entered in any transaction or made any disbursement or assumed any or incurred any liability or obligation or made any commitment to make any expenditure which might materially and adversely affect any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Vendor's Business

6.08    Litigation   There is no litigation or administrative or governmental
        ----------
proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Vendor's Business, or any of the Assets, nor does the Vendor know of or have reasonable grounds for believing that there is any basis for any such action, proceeding or inquiry.

6.09    Conformity with Laws   All governmental licences and permits required
        --------------------
for the conduct in the ordinary course of the operations of the Vendor's Business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan or permit.

6.10    Forward Commitments   All outstanding forward commitments by or on
        -------------------
behalf of the Vendor for the purchase or sale of the Inventories have been made in accordance with established price lists of the Vendor or its suppliers, or if otherwise, then in accordance with the Vendor's normal business custom in varying therefrom.

6.11    Terms of Employment   The Vendor is not a party to any collective
        -------------------
agreement relating to the Vendor's Business with any labour union or other association of employees, no part of the Vendor's Business has been certified as a unit appropriate for collective bargaining and there is no employee who cannot be dismissed upon such period of notice as is required by law in respect of a contract of hire for an indefinite term.

6.12    Material Contracts   The Schedule of Material Contracts contains a true
        ------------------
and correct listing of each written or oral contract of the following types to be acquired or assumed by the Purchaser:

        (a) contracts or commitments out of the ordinary course of business;
        (b) contracts or commitments involving an obligation to pay in the aggregate $1,000.00 or more or of a duration greater than one year;
        (c) contracts or commitments affecting ownership of, or title to, or any interest in real estate or in personal property;
        (d)      contracts or commitments in respect of the Intangible Property;
        (e) except as required by statute or regulation, contracts or commitments in respect of bonuses, incentive compensation, pensions, group insurance or employee welfare plans all of which are fully funded as determined by an independent and reputable firm of actuaries employed by the Vendor;
        (f) employment contracts or commitments other than unwritten employment contracts of indefinite duration entered into in the ordinary course of the Vendor's Business.

6.13    No Defaults   Except as otherwise expressly disclosed herein or in any
        -----------
schedule hereto there has not been any default in any obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended, except as set forth in the Schedule of Material Contracts.

6.14    Accuracy of Representations   No certificate furnished by or on behalf
        ---------------------------
of the Vendor to the Purchaser at the time of Closing in respect of the representations, warranties or covenants of the Vendor herein will contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

6.15    Canadian Resident  The Vendor is a resident in Canada within the
        -----------------
meaning of the Income Tax Act (Canada).

6.16    Environmental Contamination
        ---------------------------

        (a) The Vendor has not used the Vendor's Business or any of the Assets or permitted them to be used to generate, manufacture, refine, treat, transport, store, handle dispose of, transfer, produce or process Hazardous Substances, except in compliance with all applicable laws, judgements, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or Governmental Authorities, including all environmental, health and safety statutes and regulations, and to the best of the Vendor's and Covenantor's knowledge, neither has any lessee, prior owner or other person.

        (b) The Vendor's Business complies with all applicable laws, judgements, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or Governmental Authorities, including all environmental, health and safety regulations;

        (c) The Vendor's Business is not subject to any judicial or administrative proceeding alleging the violation of any applicable environmental, health or safety law, judgement, decree, order, injunction, rule, statute or regulation;

        (d) The Vendor's Business is not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment;

        (e) Neither the Vendor nor the Covenantor have filed any notice under any applicable environmental, health or safety law, judgement, decree, order, injunction, rule, statute or regulation indicating past or present treatment, storage or disposal of a Hazardous Substance or constituent, or other substance into the environment;

        (f) Neither the Vendor nor the Covenantor have any contingent liability in connection with the release of any Hazardous Substance or constituent, or other substance into the environment;

        (g) At the date of Closing no Hazardous Substance shall have been released into the environment, or deposited, discharged, placed or disposed of at the Vendor's Business;

        (h) The Vendor and the Covenantor hereby covenant and agree to clean, remove or rectify, at their sole expense, any Hazardous Substance on the Vendor's Business arising out of the Vendor's ownership or operation of the Vendor's Business and the Vendor and the Covenantor hereby agree to indemnify and save harmless the Purchaser from any and all liability in respect thereof pursuant to subsection 7.07 of this Agreement.

6.17    Goods and Services   Tax The Vendor is a G.S.T. Registrant and is
        ------------------
registered under number R
                          ----------------------------------

7.      COVENANTS OF THE VENDOR AND VENDOR'S COVENANTOR
        -----------------------------------------------

7.01    Conduct of the Business   Until the time of Closing, the Vendor shall
        -----------------------
conduct the Vendor's Business diligently and only in the normal and ordinary course and will use its best efforts to preserve the Assets intact, to keep available to the Purchaser its present employees and to preserve for the Purchaser its relationships with its suppliers, customers and others having business relations with it.

7.02    Change of Trade Name    The Vendor shall, within thirty (30) days after
        --------------------
the time of Closing, change its trade name to a name that does not include any of the words "Mystic Mountain" in any registries in which the Vendor has registered such trade name and does hereby assign all of its right, title and interest in such trade name to the Purchaser.

7.03    Access by Purchaser   The Vendor will give to the Purchaser and the
        -------------------
Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to Closing, to all of the properties, books, contracts, commitments and records of the Vendor relating to the Vendor's Business and the Assets, and will furnish to the Purchaser during such period all such information as the Purchaser may reasonably request.

7.04    Permits and Licenses   The Vendor and the Vendor's Covenantor will make
        --------------------
all necessary applications for and each of the Vendor and the Vendor's Covenantor will use their best efforts to obtain all necessary approvals of the relinquishment, transfer and reissue to the Purchaser of all necessary permits required to conduct the Vendor's Business.

7.05    Social Services   Tax The Vendor will obtain, as soon as available from
        ---------------
the Commissioner of Social Services Tax, a certificate in duplicate pursuant to the Social Services Tax Act of British Columbia confirming that all social services taxes have been paid and deliver a duplicate thereof to the Purchaser.

7.06    Insurance   From the date hereof until the time of closing the Vendor
        ---------
will maintain in full force and effect the policies of insurance heretofore maintained and obtain and maintain such additional policies of insurance as may be required to adequately insure the Assets and shall forthwith cause the Purchaser to be added as a named insured under all such policies and to remain as a named insured until the time of Closing.

7.07    Covenant of Indemnity   The Vendor and the Covenantor will jointly and
        ---------------------
severally indemnify and hold harmless the Purchaser from and against:

        (a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at the time of Closing;

        (b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and

        (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

7.08    Termination of Employees   The Vendor will at the time of Closing
        ------------------------
terminate the employment of all employees including the employees to whom the Purchaser has made an offer of employment and the Vendor and the Vendor's Covenantor will indemnify and save harmless the Purchaser from and against all claims by any employee of the Vendor for wages, salaries, bonuses, pension or other benefits, severance pay, notice or pay in lieu of notice and holiday pay in respect of any period prior to the time of Closing.

7.09    Employees   The Vendor shall pay to all employees all wages, salaries
        ---------
and bonuses and all amounts due in lieu of holiday pay and other benefits up to and including the Closing Date.

7.10    Maintenance and Repair of Assets   The Vendor will take good care of
        --------------------------------
all of the Assets and do all necessary repairs and maintenance to such assets as are used by the Vendor in the usual and ordinary course of the operation of the Vendor's Business and take reasonable care to protect and safeguard the Assets.

7.11    Filings  The Vendor will make all necessary tax, governmental and other
        -------
filings in a timely fashion.

7.12    Procure Consents   The Vendor shall diligently take all reasonable steps
        ----------------
to assist the Purchaser to obtain, prior to the time of Closing, all consents to the assignment of the Material Contracts and any other Assets for which a consent is required.

8.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
        -----------------------------------------------

        The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor shall rely thereon in entering into this Agreement, and in concluding the purchase and sale contemplated herein.

8.01    Status of Purchaser   The Purchaser is a corporation duly incorporated,
        -------------------
validly existing and in good standing under the laws of Canada, has the power and capacity to enter into this Agreement and carry out its terms, and at the time of closing will be duly registered as a company under the Companies Act of British Columbia.

8.02    Authority to Purchase   The execution and delivery of this Agreement and
        ---------------------
the completion of the transaction contemplated hereby has been duly and validly a authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

9.      COVENANTS OF THE PURCHASER
        --------------------------

9.01    Purchase and Transfer Taxes   The Purchaser shall be liable for and
        ---------------------------
shall pay all provincial sales taxes and other taxes, registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the Assets by the Vendor to the Purchaser. The Vendor shall be liable for and shall pay any and all goods and services taxes payable upon and in connection with the sale and transfer of the Assets by the Vendor to the Purchaser.

9.02    Consents   The Purchaser will at the request of the Vendor execute and
        --------
deliver such applications for consent and such assumption agreements, and provide such information as may be necessary to obtain the consents referred to in paragraph 7.12 and will assist and cooperate with the Vendor in obtaining the said consents.

9.03    Vendor's Access to Books and Records   The Purchaser shall permit the
        ------------------------------------
Vendor access to the Vendor's Books and Records for a period of two (2) months after the Closing Date.

9.04    Assumption of Material Contracts by Purchaser   The Purchaser shall and
        ---------------------------------------------
does hereby  assume the Material Contracts.

9.05    Employment of Vendor's Employees   The Purchaser covenants with the
        --------------------------------
Vendor to offer employment at the time of Closing on terms and conditions then in effect to all employees of the Vendor employed by the Vendor in connection with the Vendor's business unless the Purchaser determines in its sole discretion that the employees or any one or more of them are unsuitable for employment in their respective positions with the Vendor or otherwise unsuitable to the Purchaser.

9.06    Employment of Vendor's Covenantor   The Purchaser covenants with the
        ---------------------------------
Vendor to offer the Vendor's Covenantor, Ronald James Reynolds, employment with the Purchaser as the Purchaser's Vice President of Manufacturing and Distribution upon terms and conditions acceptable to the Purchaser and the Vendor's Covenantor.

10.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
        -----------------------------------------------------

10.01   Vendor's Representations, Warranties and Covenants   All Statements
        --------------------------------------------------
contained in any certificate or other instrument delivered by or on behalf of the Vendor pursuant hereto or in connection with the transaction contemplated hereby shall be deemed to be representations and warranties by the Vendor and the Vendor's Covenantor hereunder. All representations, warranties, covenants and agreements made by the Vendor and the Vendor's Covenantor in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the time of Closing and any investigation at any time made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser.

10.02   Purchaser's Representations, Warranties and Covenants   All
        -----------------------------------------------------
representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly sated, survive the time of Closing and any investigation at any time made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Vendor.

11.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER.
        --------------------------------------------------------

        All obligations of the Purchaser under this Agreement are subject to fulfilment at or prior to the time of Closing of the conditions hereinafter enumerated.

11.01   Vendor's Representations and Warranties   The Vendor's and the Vendor's
        ---------------------------------------
Covenantor's representations and warranties contained in this Agreement and in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true at and as of the time of Closing as if such representations and warranties were made at and as of such time.

11.02   Vendor's Covenants   The Vendor and/or the Vendor's Covenantor shall
        ------------------
have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the time of Closing.

11.03   Vendor's Certificate   The Vendor shall have delivered to the Purchaser
        --------------------
a certificate of the President and Secretary of the Vendor, dated the time of Closing, certifying in such detail as the Purchaser may specify to the fulfilment of the conditions set forth in sections 11.01 and 11.02.

11.04   Opinion of the Purchaser's Counsel   The Purchaser shall have received
        ----------------------------------
from its counsel, Messrs. Taylor, Bjorge & Company, an opinion dated the time of closing that the Purchaser has acquired a good and marketable title to the Assets to the extent contemplated by this Agreement.

11.05   Consents   The Purchaser shall have received duly executed copies of any
        --------
consents or approvals required to transfer, convey and/or assign the Assets.

11.06   Financing   The Purchaser shall have arranged financing satisfactory to
        ---------
the Purchaser on or before December 31, 2003.

11.07   Vendor's Financial Statements   The Vendor hereby confirms that within
        -----------------------------
75 days of the date hereof, its financial statements for the last 2 fiscal years must be audited for the purposes of Purchaser filing a Form 8-K with the United States Securities and Exchange Commission. ___________ shall be responsible for undertaking such audit and the costs related thereto. In addition, if the audit is for a period that is not within 135 days of the date of closing of this transaction, an interim period review for a period within 135 days of the date of closing of this transaction must be undertaken within such time period. Such review shall be the responsibility of ________________.

        The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or prior to the time of closing by delivering to the Vendor a written waiver to that affect signed by the Purchaser.

12.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR
        -----------------------------------------------------

        All obligations of the Vendor under this Agreement are subject to the fulfilment, prior to or at the time of Closing, of the conditions hereinafter enumerated.

12.01   Purchaser's Representations and Warranties   The Purchaser's
        ------------------------------------------
representations and warranties contained in this Agreement shall be true at and as of the time of closing as though such representations and warranties were made as of such time.

12.02   Purchaser's Covenants   The Purchaser shall have performed and complied
        ---------------------
with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the time of Closing.

        Each of the foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the time of closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

12.     CLOSING
        -------

12.01   Time of Closing   Subject to the terms and conditions hereof, the
        ---------------
purchase and sale of the Assets shall be completed at a closing to be held at 4:00 p.m. local time on January 2, 2004 or such other, date, time, place or manner in which the Vendor and the Purchaser may agree in writing (herein referred to as the "time of Closing", "Closing" or the "Closing Date").

12.02   Place of Closing   Subject to paragraph 12.01 the Closing shall take
        ----------------
place at the offices of the Purchaser's solicitors, Messrs. Taylor, Bjorge & Company, #205 - 1676 Martin Drive, White Rock, British Columbia, V4A 6E7.

12.03   Transactions of the Vendor on Closing   At the time of Closing the
        -------------------------------------

Vendor shall deliver or cause to be delivered to the Purchaser:

        (a) all deeds of conveyance, agreements for sale, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;

        (b)      possession of the Assets;

        (c) the certificate of the President and Secretary of the Vendor to be given under paragraph 11.03;

        (d) certified copies of such resolutions of the shareholders and directors of the Vendor as are required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor pursuant thereto.

        (e) duly executed releases of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of any and all liabilities which the Purchaser has not agreed to assume and which may be enforceable against any of the Assets being purchased hereunder.

12.04   Transactions of the Purchaser on Closing    At the Closing the Purchaser
        ----------------------------------------
shall deliver or cause to be delivered:

        (a) subject to the adjustments set out in paragraph 16, a certified cheque, banker's draft or solicitor's trust cheque payable to the Vendor or the Vendor's solicitors for the Asset Purchase Price payable pursuant to paragraph 3.01;

        (b) an acknowledgement signed by the Purchaser that it has received the opinion of its counsel in compliance with paragraph 10.04.


13.     RISK OF LOSS
        ------------

        From the date hereof to the time of Closing, the Assets shall be and remain and the risk of the Vendor. If any of the Assets shall be lost, damaged or destroyed prior to the time of Closing, the Purchaser may either terminate this Agreement or, in lieu of terminating this Agreement, elect by notice in writing to the Vendor to complete the purchase to the extent possible without reduction of the Asset Purchase Price, in which event all proceeds of any insurance or compensation in respect of such loss, damage or destruction shall be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by the time of Closing shall be assigned to the Purchaser.

14.     INDEMNITY AND SET-OFF
        ---------------------

14.01   Indemnity by the Vendor and the Vendor's Covenantor
        ---------------------------------------------------

        Without prejudicing any other remedy available to the Purchaser at law or in equity, the Vendor and the Vendor's Covenantor hereby jointly and severally agree, forthwith upon demand, to indemnify and save harmless the Purchaser from and against any and all costs, losses, damages or expenses suffered or incurred by the Purchaser in any manner arising out of, in connection with, with respect to or relating to:

        (a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at the time of Closing;

        (b) any representation or warranty of the Vendor or the Vendor's Covenantor set forth in this Agreement, or any agreement delivered pursuant hereto, being untrue or incorrect or the failure of the Vendor or the Vendor's Covenantor to observe or perform any obligations pursuant hereto;

        (c) any and all indebtedness existing at the time of Closing which affects the title to the Assets and which do not form part of the Material Contracts as represented to the Purchaser;

        (d) any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

        (e) any claim or claims whatsoever made in connection with the sale and purchase provided for herein by any agent, broker or other third party claiming to have acted as broker or agent or to otherwise be entitled to a commission, fee or other payment in respect of the transactions contemplated hereby as a result of any act or thing done on behalf of the Vendor;

        (f) any and all goods and services taxes, social services tax, actions, suits, proceedings, demands, assessments, judgements, costs and legal and other expenses incidental to any of the foregoing.

14.02   Clarification of Indemnity by Vendor and Vendor's Covenantor
        ------------------------------------------------------------

        With respect to the indemnity provided in subparagraph 14.01, each of the Vendor and Vendor's Covenantor hereby:

        (a) waives notice of demand for payment, performance or satisfaction of all or any part of its or their obligations under the indemnity given in subparagraph 14.01, protest, notice of protest and notice of default, any right they may have to require that an action be brought against the Vendor's Covenantor or the Vendor, as the case may be, or any other person and any and all other notices and legal and equitable defences to which they may be entitled;

        (b)      agrees to honour  their  obligations  under the  indemnity given in subparagraph 14.01 forthwith upon demand and acknowledges that such liability is not contingent or conditional upon the pursuit of any remedies against the Vendor's Covenantor or the Vendor, as the case may be, or any other person and that such liability shall not be diminished, relieved of otherwise affected by the extension of time, credit or any other indulgence which the Purchaser may from time to time grant to the Vendor's Covenantor or the Vendor, as the case may be, or to any other person, including the acceptance of any partial payment, performance or satisfaction, or compromise or release of any claims, or by the Vendor's Covenantor or the Vendor not having legal existence, or the Vendor's Covenantor or the Vendor, as the case may be, being under no obligation to pay the indebtedness under the indemnity, or any part thereof, or by the indebtedness under the indemnity becoming irrevocable or unenforceable in whole or in part from or against the Vendor's Covenantor or the Vendor, as the case may be, by operation of law or otherwise, none of which shall in any way modify or amend the indemnity given in subparagraph 14.01, which shall be continuing and irrevocable and binding on each of the Vendor and the Vendor's Covenantor as principal obligant;

        (c) agrees that nothing but payment, satisfaction and performance in full of their obligations to the Purchaser under the indemnity given in subparagraph 14.01 shall release the Vendor and the Vendor's Covenantor, or either of them, from their obligations hereunder;

        (d) agrees that no document, proof or other action, other than as herein set forth is necessary as a condition of either the Vendor and the Vendor's Covenantor honouring their obligations hereunder;

        (e) agrees that in the event of bankruptcy, winding-up or distribution of the assets of the Vendor's Covenantor or the Vendor, as the case may be, the rights of the Purchaser shall not be affected or impaired by its omission to prove its claim, or to prove its full claim, and it may prove such claim as it sees fit and may refrain from proving any claim;

        (f) agrees that no term, condition or provision hereof or any right hereunder, or in respect thereof, shall be or shall be deemed to have been waived by the Purchaser, except by express written waiver signed by the Purchaser, all such waivers to extend only to the particular circumstances therein specified. Neither forbearance nor indulgence by the Purchaser shall constitute a waiver of any term, condition or provision to be performed or observed by either of the Vendor and the Vendor's Covenantor, or want of any performance or observance thereof; and,

        (g) agrees that no action or omission on the part of the Purchaser in exercising or failing to exercise its rights hereunder or in connection with or arising from any of the Vendor's and the Vendor's Covenantor's obligations under the indemnity given under paragraph 14.01, or any part thereof shall make the Purchaser liable to the Vendor or the Vendor's Covenantor, or all of them, for any loss occasioned to either of the Vendor or the Vendor's Covenantor.

14.03   Set-Off  If under this Agreement or any other document delivered
        -------
pursuant hereto the Vendor becomes obligated to pay any sum of money to the Purchaser, then such sum may, at the election of the Purchaser, and without limiting or waiving any other right or remedy of the Purchaser under this Agreement, be set off against and shall apply to any sum of money or security owed by the Purchaser to the Vendor until such amount has been completely set off.

16.     ADJUSTMENTS
        -----------

16.01 Taxes, rents, water, gas and hydro rates, prepaid expenses relating to the Assets and other matters customarily the subject of adjustment shall be adjusted as at the close of business on the Closing Date and the Asset Purchase Price shall be adjusted accordingly.

17.     RESTRICTIVE COVENANT
        --------------------

17.01 The Vendor and the Vendor's Covenantor jointly and severally covenant and agree with the Purchaser that they will not for a period of 2 years from the date of this Agreement, either individually or in partnership or jointly or in conjunction with any person or persons, including, without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, officer, employee or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise or permit its or his name or names to be used or employed by any person or persons, including, without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise engaged in or concerned with or interested in within Canada and the United States any business of manufacturing, wholesale selling and retail selling of bath, skin and body products and aromatherapy products or any part thereof presently carried on by the Vendor. Provided, however, that in the event that the Purchaser shall permanently cease business operations and provided such release will not harm or adversely affect the financial position or standing of the Purchaser or its successors or assigns the Purchaser agrees that it will release the Vendor and the Vendor's Covenantor from this covenant.

18.     GENERAL PROVISIONS
        ------------------

18.01   Election Regarding GST.   The Vendor and the Purchaser shall jointly
        ----------------------
elect to have Section 167 of the Excise Tax Act of Canada apply to the transfer of the Assets. Such election shall be in the prescribed form and shall be filed in a timely fashion with the return of the Vendor for the reporting period in which the transfer occurs.

18.02   Further Assurances   The parties hereto shall execute such further and
        ------------------
other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

18.03   Notice   All notices required or permitted to be given hereunder shall
        ------
be in writing and personally delivered to the address of the intended recipient set forth on the first page hereof or at such other address as may from time to time be notified by any of the parties hereto in the manner herein provided.

18.04   Entire Agreement   This Agreement constitutes the entire Agreement
        ----------------
between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

18.05   Time of the Essence  Time shall be of the essence of this Agreement.
        -------------------

18.06   Applicable Law   This Agreement shall be governed by and interpreted in
        --------------
accordance with the laws of the Province of British Columbia.

18.07   Successors and Assigns   This Agreement shall enure to the benefit of
        ----------------------
and be binding upon the parties hereto and their respective, heirs, executors, administrators, successors and assigns.

18.08   Captions   The captions appearing in this Agreement are inserted for
        --------
convenience of reference only and shall not affect the interpretation of this Agreement.

18.09   Counterpart   This Agreement may be executed in any number of
        -----------
counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart of facsimile.

18.10   Legal and Other Fees   Unless otherwise specifically provided herein,
        --------------------
the parties will pay their respective legal, accounting and other professional fees and expenses, including goods and services taxes on such fees and expenses, incurred by each in connection with the negotiation and settlement of this Agreement, the completion of the transactions hereby and other matters pertaining hereto.

18.11   Assignment   The Purchaser and/or the Vendor may not assign the benefit
        ----------
of this Agreement, in whole or in part without the prior written consent of the other party, such consent not to be unreasonably withheld.

19.     DEFINITIONS
        -----------

19.01   "Books and Records" means true copies of all books, records, files,
        ------------------
documents and other written, electronically maintained or computer assessed information relating to the Business or the Assets which are in the Vendor's or the Vendor's Covenantor' possession or control, including the following:

        (a) lists of customers and suppliers (past, present and potential);

        (b)      price lists;

        (c) records with respect to productions, engineering, product development, costs, inventory, and equipment;

        (d) advertising matter, catalogues, correspondence, mailing lists, photographs, sales materials and records, purchasing materials and records;

        (e) personnel records of employees whose employment will be continued with the Purchaser;

        (f)      media materials and plates;

        (g)      sales order and purchaser order files;

        (h) information from accounting, tax files relating to goods and services tax or social services tax, and litigation files reasonably requested by the Purchaser from time to time;

        (i) plans, specifications, surveys, construction contracts, and other materials relating to the any leasehold property;

        (j) correspondence files (including correspondence relating to discounts, rebates, future commitments, product returns, production errors, standards of any relevant Governmental Authority, social service taxes, goods and services taxes, environmental legislation and fitness and service warranties relating to the Assets); and,

        (k) other records used in or required to continue the Business as heretofore and presently being conducted by the Vendor.

19.02   "Government Authority"  means any federal, provincial, state, municipal,
        ---------------------
county or regional government or governmental authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing.

19.03   "Hazardous Substance" includes any contaminants, pollutants, dangerous
        --------------------
substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to any law, judgment, decree, order, injunction, rule, statute and regulation of any court, arbitrator or Governmental Authority by which the Business, the Assets, the Vendor or the Vendor's Covenantor is bound or to which Business, the Assets, the Vendor or the Vendor's Covenantor is subject.

19.04   "Parties" means the Vendor, the Purchaser, the Vendor's Covenantor and
        --------
the Purchaser's Covenantor.

19.05   "Permits" means all licenses, consents, permits, authorities,
        --------
certificates and registrations which are required necessary or desirable for the conduct in the usual and ordinary course of the operation of the Business and the ownership or leasing of and the uses to which the Assets have been and presently are put.

19.06   "Supplies"   means all operating stores or supplies used to carry on
        ---------
the Vendor's Business.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MIND YOUR OWN SKIN PRODUCTS INC.                  )
by its authorized signatories:                    )
                                                  )
/s/ John Stewart Farley                           )
----------------------------------------------             )
JOHN STEWART FARLEY                               )

/s/ Charles Austin                                )
----------------------------------------------             )
CHARLES AUSTIN                                    )


594360 B.C. LTD.                                  )
by its authorized signatory:                      )
                                                  )
Ronald James Reynolds                             )
----------------------------------------------             )
RONALD JAMES REYNOLDS                             )


SIGNED, SEALED AND DELIVERED by                   )
RONALD JAMES REYNOLDS in the presence of:         )

/s/ Lori Campbell Farley                          )
-------------------------------------             ) /s/  Ronald James Reynolds
                                                  ) -------------------------
                                                  ) RONALD JAMES REYNOLDS

-------------------------------------             )

-------------------------------------             )
                                                  )


                         SCHEDULE OF MATERIAL CONTRACTS
                         ------------------------------

                              VENDOR'S CLIENT LIST
                                 Attached hereto

                        SCHEDULE OF FINANCIAL STATEMENTS

                      SCHEDULE OF EQUIPMENT AND FURNISHINGS